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                                                                 Exhibit 10.1(c)

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

     This Amendment dated as of August 9, 2000 by and among Comerica Bank, Harris Trust and Savings Bank, KeyBank National Association, Michigan National Bank, Bank One, Michigan (f/k/a NBD Bank) (the "Revolving Credit Banks") and Comerica Bank, in its capacity as lender of the Swing Line Credit ("Swing Line Bank") and together with the Revolving Credit Banks (collectively referred to as the "Banks"), Comerica Bank as agent for the Banks (in such capacity "Agent"), and Valassis Communications, Inc., a Delaware corporation ("Company").

                                R E C I T A L S:

     A. Banks, Agent and Company entered into that certain Credit Agreement dated as of November 16, 1998 as previously amended as of November 25, 1998 and August 19, 1999 ("Agreement").

     B. The requisite Banks, Agent and Company further desire to amend the Agreement as set forth below.

     The parties agree as follows:

     1. Company has advised Banks that Company or one of its Subsidiaries is contemplating acquiring 80% of the stock of PreVision Marketing, Inc. (the "Target") for a purchase price of approximately $65,000,000 (the "Acquisition"), $30,000,000 of which will be paid in cash at closing, $5,000,000 of which will be paid in the form of stock of Company at closing and up to $30,000,000 of which may be paid in 2002, 2003 and 2004 based on the financial performance of the Target (the "Contingent Payments"). The parties hereby agree that in the event Company or one of its Subsidiaries purchases any stock of the Target or becomes obligated to purchase any of the stock of the Target, the total purchase price of the stock so acquired, including Contingent Payments, shall be counted, as of the effective date of such purchase or obligation to purchase, for purposes of determining compliance by Borrower with the covenants set forth in the Agreement, including, without limitation, the covenants set forth in Sections 9.6, 9.8 and 9.16 of the Agreement. Nothing set forth in this paragraph 1 shall constitute the approval of the Banks to any terms of the purchase of the stock of the Target or the acknowledgment or consent by the Banks that the purchase of the stock of the Target will constitute a Permitted Acquisition.

     2. Sections 9.4, 9.6, 9.7, 9.8 and 9.16 as of the Agreement are amended to read as follows:

          "9.4 Indebtedness. Subject to the limitation set forth in Section 9.16 hereof, become or remain obligated for any Debt, except for:

          (a) the Indebtedness;



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          (b) current unsecured trade, utility and non-extraordinary accounts payable arising in the ordinary course of Company's or any Subsidiary's business (including any such payables assumed by Company or a Subsidiary in connection with a Permitted Acquisition) and other Debt arising in the ordinary course of Company's or any Subsidiary's business;

          (c) Permitted Senior Debt, Permitted Subordinated Debt and other existing Debt as set forth on Schedule 9.4 annexed hereto;

          (d) Debt in respect of taxes, assessment, governmental charges and claims for labor, materials or supplies to the extent that payment thereof is not required pursuant to Section 8.7 hereof;

          (e) Debt incurred in connection with the making of Investments permitted under Section 9.8(b) hereof or in connection with the making of an Investment in the form of a loan to Company by a Subsidiary;

          (f) Debt in respect of interest rate exchange, swap, collar or cap or similar agreements providing interest rate protection and foreign exchange contracts;

          (g) Secured purchase money Debt (including capitalized leases) not to exceed $15,000,000 in the aggregate at any time outstanding incurred after the date hereof to finance the acquisition of fixed assets, provided that
     (A) such Debt has a scheduled maturity and is not due on demand and (B) immediately prior to and after giving effect to the incurrence of such Debt no Default or Event of Default has occurred and is continuing; and

          (h) Other unsecured Debt incurred after the date hereof not to exceed $10,000,000 in the aggregate at any time, provided that (A) such Debt has a scheduled maturity and is not due on demand and (B) immediately prior to and after giving effect to the incurrence of such Debt, no Default or Event of Default has occurred and is continuing;

     provided, however, in no event shall the Funded Debt of Company and its Subsidiaries exceed $600,000,000 in the aggregate at any time."

          "9.6 Acquisitions. Subject to the provisions of Section 9.8 and the limitation set forth in Section 9.16 hereof, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any of the shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, except for acquisition of ownership interests in Joint Ventures, Permitted Acquisitions and Permitted Mergers, provided, however, in no event

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     shall Permitted Acquisitions and Permitted Mergers made or incurred after
     November 16, 1998, exceed One Hundred Thirty Five Million Dollars ($135,000,000) in the aggregate."

          "9.7 Dividends. Declare or pay any dividends in cash or property on or make any other distribution in cash or property with respect to any shares of its capital stock or other equity interests, whether by reduction of stockholders' equity or otherwise, except for (i) dividends and other distributions by Subsidiaries to Company, (ii) so long as immediately prior thereto and after giving effect thereto no Default and Event of Default has occurred and is continuing, cash dividends on the capital stock of Company in an amount not to exceed $12,500,000 in the aggregate during any fiscal quarter of Company, and (iii) payments of Contingent Payments to the shareholders of PreVision Marketing, Inc. (other than Company or any of its Subsidiaries or Joint Ventures) in accordance with the terms of (and as Contingent Payments are defined in) the August 2000 Stock Purchase Agreement among Company, PreVision Marketing, Inc., Clifford Blake, Deidre Gerard and Deborah Pine."

          "9.8 Investments. Subject to the limitation set forth in Section 9.16 hereof, make or allow to remain outstanding any Investment in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

          (a)  Permitted Investments;

          (b) Investments in Subsidiaries and Joint Ventures existing as of the date of this Agreement or established subsequent to the date hereof (provided, however, that investments in Subsidiaries shall be subject to the provisions of Section 9.6 of this Agreement);

          (c) Permitted Acquisitions (excluding any Investments owned by the target of the Permitted Acquisition not otherwise permitted by
               Section 9.8(e) below);

          (d)  the Investments set forth on Schedule 9.8, hereto;

          (e) Investments in any Joint Venture owned by the target of a Permitted Acquisition upon the effective date of such Permitted Acquisition and not made in contemplation of such Permitted Acquisition, which shall not exceed One Million Dollars ($1,000,000) in the aggregate outstanding at any time for all such Investments.

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          (f)  Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

          (g) Investments in the form of non-cash consideration received in connection with a Permitted Transfer in accordance with this Agreement;

     provided, however, Company shall not make any of the Investments described in clauses (a) through (g) above if immediately prior thereto and after giving effect thereto, a Default or Event of Default shall have occurred and be continuing; and further provided that in no event shall Investments consisting of loans or advances by Company to its Subsidiaries or Joint Ventures exceed Fifty Million Dollars ($50,000,000) in the aggregate at any time outstanding."

          "9.16 Maximum Subsidiary Investment Amount. Allow the Maximum Subsidiary Investment Amount to exceed One Hundred Eighty Five Million Dollars ($185,000,000) in the aggregate at any time."

     3. The above amendments shall be effective upon (i) the execution hereof by the Company and the requisite Banks and (ii) the closing of the Acquisition. In the event the Acquisition does not close on or before August 31, 2000, this Amendment shall be deemed null and void.

     4. Company has advised the Banks that it has acquired more than 51% of the stock of Dawick Enterprises, Inc. ("Dawick") and more than 51% of the membership interests in The Net's Best, L.L.C. ("Net's Best") but has not satisfied one or more of the requirements set forth in the definition of "Permitted Acquisitions" set forth in the Agreement in connection with each such acquisition. The Banks hereby waive any Event of Default arising under the Agreement and existing as of the date hereof as a result of Company's failure to satisfy all of the requirements set forth in the definition of "Permitted Acquisitions" with respect to such acquisition of the stock of Dawick and the membership interests in Net's Best. The waivers set forth herein shall not extend to any other acquisition, matter or Event of Default.

     5. Except as expressly modified hereby, all the terms and conditions of the Agreement shall remain in full force and effect.

     6. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and

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binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Section 7.1 through 7.7 and 7.19 through 7.22 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 7.18 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with
Section 8.3 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

     7. This Amendment may be executed in several counterparts and each executed copy shall constitute an original instrument, but such counterparts shall together constitute one in the same instrument.

                            [continued on next page]

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IN WITNESS WHEREOF, the parties execute this Amendment as of August 9, 2000.

COMPANY:                                    VALASSIS COMMUNICATIONS, INC.

                                            By:_________________________________

                                            Its:________________________________

AGENT:                                      COMERICA BANK, As Agent

                                            By:_________________________________

                                            Its:________________________________

REVOLVING CREDIT BANKS:                     COMERICA BANK

                                            By:_________________________________

                                            Its:________________________________

                                            HARRIS TRUST AND SAVINGS BANK

                                            By:_________________________________

                                            Its:________________________________

                                            KEYBANK NATIONAL ASSOCIATION

                                            By:_________________________________

                                            Its:________________________________

                                            MICHIGAN NATIONAL BANK

                                            By:_________________________________

                                            Its:________________________________


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                                            BANK ONE, MICHIGAN (f/k/a NBD BANK)

                                            By:_________________________________

                                            Its:________________________________

                                            BANK OF AMERICA

                                            By:_________________________________

                                            Its:________________________________

                                            NATIONAL CITY BANK

                                            By:_________________________________

                                            Its:________________________________

SWING LINE BANK:                            COMERICA BANK

                                            By:_________________________________

                                            Its:________________________________




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